SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 11, 2003

                                  VERSATA, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                   000-29757               68-0255203
(State or other jurisdiction        (Commission File No.)       (IRS Employer
of incorporation or organization)                         Identification Number)

           300 Lakeside Drive, Suite 1500, Oakland, California, 94612 (Address of principal executive office including zip code)

                                 (510) 238-4100
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address if changed since last report)




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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE


The Board of Directors have appointed Dr. Alan Baratz, 48, to President and CEO of the Company.

Dr. Baratz is a current Versata board member, and was until recently CEO of Zaplet, Inc., an enterprise software company focused on providing collaborative business process management solutions. Dr. Baratz is also currently a venture partner at Gabriel Venture Partners. From September 1999 until June 2000, Dr. Baratz served as Managing Director, M. Warburg, Pincus & Co., LLC, a private equity and venture capital firm, where he was instrumental in building a number of new technology companies. From January 1996 until August 1999 Dr. Baratz served as President of the Software Products and Platforms (JavaSoft) division at Sun Microsystems. Prior to Sun, Dr. Baratz was President and CEO of Delphi Internet, the online business unit of Rupert Murdoch's News Corporation and held numerous senior management positions at IBM in their research labs. Dr. Baratz holds both a master's degree and a doctorate in computer science from the Massachusetts Institute of Technology, and received a bachelor's degree in mathematics and computer science from UCLA.


ITEM 7. FINANCIAL STATEMETNS AND EXHIBITS

(c) The following exhibit is filed as part of this report:

EXHIBIT
NUMBER                                  DESCRIPTION
                                        -----------

99.1                                    Press Release, dated August 11, 2003


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  VERSATA, INC.

Date:    August 11, 2003      By: /s/ Jim Doehrman
                                  ----------------
                                   Jim Doehrman
                                   Chief Financial Officer, Chief Operating
                                   Officer, Secretary and Executive Vice
                                   President